UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2018

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 80th Street, Kenosha, Wisconsin 53143-5656

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 26, 2018, the Board of Directors of Snap-on Incorporated (the “Company”) amended and restated the Company’s Bylaws to include a new Article X, Section 10.1 (with the existing Article X, Section 10.1 being re-numbered Article XI, Section 11.1), which provides that, unless the Company consents to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of the Company’s directors, officers, stockholders, employees or agents to the Company or its stockholders; (iii) any action asserting a claim against the Company or any of its directors, officers, stockholders, employees or agents arising out of or relating to any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation or Bylaws; or (iv) any action asserting a claim against the Company or any of its directors, officers, stockholders, employees or agents governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding will be another state or federal court located within the State of Delaware, in each case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.

New Article X, Section 10.1 provides that any person or entity purchasing, otherwise acquiring or retaining any interest in shares of capital stock of the Company is deemed to have notice of and to have consented to Section 10.1. The existence of any prior alternative forum consent will not act as a waiver to the Company’s ongoing consent right pursuant to Article X, Section 10.1 with respect to any current or future actions or claims.

The above description is qualified in its entirety by reference to the Company’s Bylaws, as amended and restated as of April 26, 2018, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2018 Annual Meeting of Shareholders on April 26, 2018 (the “2018 Annual Meeting”). At the 2018 Annual Meeting, the Company’s shareholders: (i) elected 10 members of the Company’s Board of Directors to each serve a one-year term ending at the 2019 Annual Meeting; (ii) ratified the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2018; and (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the 2018 Annual Meeting (the “2018 Proxy Statement”). There were 56,712,589 shares of the Company’s common stock outstanding and eligible to vote as of the close of business on February 26, 2018, the record date for the 2018 Annual Meeting.

The directors elected to the Company’s Board for terms expiring at the 2019 Annual Meeting, and the number of votes cast for and against, as well as abstentions and broker non-votes with respect to, each of these individuals, are set forth below:

Director	For	Against	Abstentions	Broker Non-Votes
David C. Adams	44,337,224	349,183	134,424	4,149,108
Karen L. Daniel	42,971,207	1,747,858	101,768	4,149,108
Ruth Ann M. Gillis	44,335,122	321,325	164,385	4,149,108
James P. Holden	42,157,879	2,558,008	104,946	4,149,108
Nathan J. Jones	44,276,297	409,517	135,018	4,149,108
Henry W. Knueppel	43,846,025	871,335	103,472	4,149,108
W. Dudley Lehman	43,539,480	1,170,972	110,380	4,149,108
Nicholas T. Pinchuk	43,554,069	1,117,733	149,030	4,149,108
Gregg M. Sherrill	43,106,541	1,576,142	138,149	4,149,108
Donald J. Stebbins	44,343,401	346,441	130,990	4,149,108

The proposal to ratify the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2018 received the following votes:

Votes for approval:	47,535,513	Votes against:	1,296,482	Abstentions:	137,945
Broker non-votes:	0

The advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation Information” in the 2018 Proxy Statement, received the following votes:

Votes for approval:	40,057,786	Votes against:	4,474,175	Abstentions:	288,871
Broker non-votes:	4,149,108

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit

No.	Description

3.1	Bylaws of Snap-on Incorporated (as amended and restated as of April 26, 2018)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP-ON INCORPORATED

Date: April 27, 2018	By:	/s/ Irwin M. Shur
Irwin M. Shur
Vice President, General Counsel and Secretary